UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2019

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)

(303) 925-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers
2019 Equity Awards.

For the equity incentive award component of our executive officers’ compensation packages, the Compensation Committee (the “Committee”) of Liberty Latin America Ltd.’s Board of Directors (the “Board”) sets a target annual equity value for each executive, of which approximately two-thirds is delivered in the form of an annual award of performance-based restricted share units (“PSUs”) and approximately one-third in the form of an annual award of share appreciation rights (“SARs”).  A similar approach is applied to the equity incentive compensation for other key employees.  In the following text, the terms “we”, “our”, “our company” and “us” refers to Liberty Latin America Ltd.

Each year’s award of PSUs has a two-year performance period.  The percentage of the PSU award earned during the relevant performance period is subject to vesting in two equal installments on April 1 and October 1 of the year following the end of the performance period.  Each year’s award of SARs is made at the same time as awards are made under our annual equity grant program for employees and on terms consistent with our standard form of SARs award agreement.

Pursuant to the Liberty Latin America 2018 Incentive Plan (the “Incentive Plan”), on March 20, 2019, the Committee approved the target annual equity values for 2019 and granted an aggregate of 412,671 PSUs (the “2019 PSUs”) to our President & Chief Executive Officer (“CEO”) and the other named executive officers of our company, who we currently anticipate will be among our five most highly compensated executive officers for fiscal year 2019 (the “2019 NEOs”). The 2019 PSUs will be divided with one-third as Class A PSUs and two-thirds as Class C PSUs.  Each 2019 PSU represents the right to receive one Class A common share or Class C common share, as applicable, subject to performance and vesting. On March 20, 2019, the Committee also granted an aggregate of 694,449 SARs (the “2019 SARs”) to our 2019 NEOs.

The target annual equity values and grants for the 2019 PSUs and the 2019 SARs for our 2019 NEOs are set forth in the table below:

Name and Position	Target Annual Equity Value	Class A 2019 PSU Grant	Class C 2019 PSU Grant	Class A 2019 SAR Grant	Class C 2019 SAR Grant

Balan Nair, President & Chief Executive Officer	$6,500,000	72,989	145,978	122,827	245,654

Chris Noyes, Senior Vice President & Chief Financial Officer (Principal Financial Officer)	$1,500,000	16,844	33,688	28,345	56,690

Betzalel Kenigsztein, Senior Vice President & Chief Operating Officer	$1,500,000	16,844	33,688	28,345	56,690

Vivek Khemka, Senior Vice President & Chief Technology and Product Officer	$1,500,000	16,844	33,688	28,345	56,690

John Winter, Senior Vice President, Chief Legal Officer & Secretary	$1,250,000	14,036	28,072	23,621	47,242

The performance period for the 2019 PSUs ends on December 31, 2020.  As the performance measure, the Committee selected the consolidated operating cash flow compound annual growth rate (“OCF CAGR”) over the two-year performance period on a rebased basis.  In choosing OCF CAGR as the performance measure for the 2019 PSUs, the Committee’s goal was to ensure that the management team is focused on maximizing performance against a key financial metric used by our Board and management in evaluating our operating performance.  The Committee expects to set the OCF CAGR for the 2019 PSUs during the second quarter based upon a comparison of our 2018 actual results to those reflected in our long-range plan for 2020. The target OCF CAGR will be subject to upward or downward adjustment for certain events in accordance with the terms of the grant agreement.  A performance range of 50% to 125% of the target OCF CAGR would result in award recipients earning 50% to 150% of their target 2019 PSUs, subject to reduction or forfeiture based on individual performance.  One-half of the earned 2019 PSUs will vest on April 1, 2021 and the balance on October 1, 2021.  The Committee also established a minimum OCF CAGR base performance objective, subject to certain limited adjustments, which must be satisfied in order for our CEO to be eligible to earn any of his 2019 PSUs.  The base performance objective was designed so that the awards for our CEO would qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. If the base performance objective is achieved, our CEO will be eligible to earn up to 150% of his 2019 PSUs, subject to the Committee’s discretion to reduce the size of the award earned, including to zero, to align with our company’s and the individual’s performance.

The 2019 PSUs are subject to forfeiture or acceleration in connection with certain termination of employment or change-in-control events consistent with the terms of the PSUs granted in 2018.  The 2019 PSUs will convert to time-vested restricted share units following certain change-in-control events.

2017 PSUs.

In March 2017, the compensation committee of the Board of Directors of Liberty Global plc (“Liberty Global”) granted to members of its senior management overseeing the LiLAC group businesses, which now comprise a substantial part of our company, and certain members of the management teams of the operating entities comprising the LILAC group a multi-year incentive award of PSUs (the “2017 PSUs”) with a two-year performance period ending on December 31, 2018. The performance measure was based on a two-year OCF CAGR target for the LiLAC group of 7.0% on a rebased basis. The 2017 PSUs comprised Liberty Global LiLAC Shares (LILA and LILAK) and required a performance of at least 75% of the target OCF CAGR for payout with an over-performance payout opportunity if the OCF CAGR exceeded the target, subject to reduction or forfeiture based on individual performance. One-half of the earned 2017 PSUs would vest on April 1, 2019 and the balance on October 1, 2019.

In connection with our split-off from Liberty Global on December 29, 2017, the 2017 PSUs were cancelled and replaced with the same number of PSUs of the corresponding class of our common shares and the Committee would determine the level of achievement of such performance goal. Two of our 2019 NEOs, Messrs. Noyes and Kenigsztein, were granted 2017 PSUs by Liberty Global.

The following table sets forth the threshold, target and maximum performance levels and related payouts for the 2017 PSUs:

	Performance Level	OCF CAGR	Payout
Maximum	125%	8.75%	150%
Target	100%	7.00%	100%
Threshold	75%	5.25%	75%

At its February 20, 2019 meeting, the Committee reviewed management’s calculations of the 2016 and 2018 OCF and the resulting OCF CAGR, as adjusted pursuant to the terms of the 2017 PSU grant agreement and guidelines adopted in 2012 by Liberty Global’s compensation committee.

Based on the foregoing, the Committee determined that the actual OCF CAGR was below the threshold amount and, accordingly, all 2017 PSUs were cancelled with no payout.

2019 RSUs.

In March 2019, our Committee made a one-time grant of RSUs (the “2019 RSUs”) to the participants in the 2017 PSU program. The 2019 RSUs vest in two-equal installments on April 1, 2019 and the balance on October 1, 2019, and the number of 2019 RSUs is equal to 50% of the target 2017 PSUs.  The table below sets forth the actual number of 2019 RSUs that were granted to two of our 2019 NEOs, Messrs. Noyes and Kenigsztein, under this plan.

Name	Class A RSUs	Class C RSUs
Christopher Noyes	4,186	8,372
Betzalel Kenigsztein	5,023	10,046

The Committee determined that it was important to make the grant of the 2019 RSUs to recognize the hard work, dedication and confidence the Committee and management has in the employees who participated in the 2017 PSU program, and that such employees will be instrumental in the growth of the company going forward. The Committee also recognized that the 2017 PSUs and the results of that plan represented a unique situation for the Company and the participants, that this is a pivotal moment for the company and that the number of the 2019 RSUs compared to the 2017 PSU targets balanced appropriately pay for performance with the need to ensure the highest levels of engagement and future performance of those employees.

Item 7.01    Regulation FD Disclosure

On March 26, 2019, Liberty Latin America Ltd. issued a press release (the “Press Release”) announcing that it has entered into a definitive agreement to acquire 87.5% of United Telecommunication Services N.V. (“UTS”), which provides fixed and mobile services to the island nations of Curaçao, St. Maarten, St. Martin, Bonaire, St. Barths, St. Eustatius and Saba, in an all cash transaction. A copy of the Press Release is included herein as Exhibit 99.1. The Press Release is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Exhibit Name

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ JOHN M. WINTER
John. M. Winter
Senior Vice President

Date: March 26, 2019

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